SECURITIES AND EXCHANGE COMMISSION

                      Washington DC   20549

            _________________________________________

                            FORM  8-K

                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934





 Date of Report (Date of earliest event reported):  May 31, 1996



               EXECUTONE INFORMATION SYSTEMS, INC.
     (Exact name of registrant as specified in its charter)

          Virginia                0-11551           86-0449210
   State or other jurisdiction  (Commission       (IRS Employer
      of incorporation)         File Number)   Identification No.)


        478 Wheelers Farms Road, Milford, Connecticut 06460
        (Address of principal executive offices)    (Zip Code)


 Registrant's telephone number, including area code:  (203) 876-7600

Item 2.  Disposition of Assets.

On May 31, 1996, the Company sold substantially all of the Direct Sales and Services Group, including its long-distance reseller business and National Service Center (the DSO Group) to Clarity Telecom Holdings, Inc. (Clarity), an acquisition company led by Bain Capital, Inc. The purchase price consisted of $61.5 million in cash, a $5.9 million note and warrants to purchase 8% of the common stock of the new company issued as of the closing, for $1.1 million, exercisable for three years. The attached pro forma condensed consolidated financial statements are based upon a purchase price valuation of $64.7 million, which includes the cash consideration and the fair value of the note and warrants.

In addition to the transaction with Clarity, the pro forma condensed financial statements also reflect the disposition of the Company's Pittsburgh direct sales office and the impact of dispositions that the Company believes are probable of occurring, including the inmate calling business and the videoconferencing division, which are being sold separately to different purchasers. None of such businesses constituted a material portion of the Company's assets, revenues or income.


Forward-Looking Statements

In connection with initial announcement of the reported sale, the Company's management projected pro forma revenues in 1995 and pro forma pretax income, assuming certain expense eliminations, which was not intended to meet the requirements of Regulation S-X but was intended to provide a forward-looking estimate. The pro forma pretax income for 1995 included in this filing can be reconciled to the previously provided forward-looking estimate as follows (in millions of dollars):

          [S]                                  [C]
          1995 Pretax income per pro forma     $23.4
          Less:  Pretax gain on sale           (42.3)
          Add:  Provision for restructuring     25.1
                                                 6.2

          Forward-looking adjustments
           not included in pro forma:
           Acquisition costs                     1.0
           Goodwill amortization and other       0.8
          1995 forward-looking pretax estimate  $8.0

Item 7.  Financial Statements and Exhibits.                   Page

(b)   Pro forma condensed financial information                 4

      Pro forma consolidated balance sheet at March 31, 1996 5 Pro forma consolidated statement of operations for the
          three-month period ended March 31, 1996               6
     Pro forma consolidated statement of operations for the
          year ended December 31, 1995                          7


(c)  Exhibits                                                   9

(2) Asset Purchase Agreement by and among Tone Holdings, Inc. and Tone Acquisition Corporation, Executone Network Services, Inc. and Executone Information Systems, Inc. dated as of April 9, 1996 and Amendment No. 1 to Asset Purchase Agreement dated as of May 31, 1996, by and among Clarity Telecom Holdings, Inc. (formerly known as Tone Holdings, Inc.), Clarity Telecom, Inc. (formerly known as Tone Acquisition Corporation), Executone Network Services, Inc. and Executone Information Systems, Inc.

               Executone Information Systems, Inc.
     Unaudited Pro Forma Consolidated Financial Information


The historical consolidated financial statements of Executone Information Systems, Inc. are as originally reported in its reports on Forms 10-K and 10-Q. The balance sheet and statements of operations of the telephony businesses sold to Clarity are based upon the historical financial results of the Direct Sales and Services Group, including the long-distance reseller business, for the respective periods. In addition, the Company previously announced that is was negotiating an agreement to sell its videoconferencing division. Although terms have not yet been finalized, the pro forma condensed statements assume that the disposition will result in a loss of approximately $2.5 million. The pro forma condensed statements also reflect the sale of the Pittsburgh direct sales office at its approximate book value and the disposal of the Company's inmate calling business which is expected to result in a loss of approximately $1 million.

The pro forma condensed consolidated balance sheet as of March
31, 1996 has been prepared to reflect the use of a portion of the proceeds from these transactions to repay the Company's bank borrowings, assuming the transaction had taken place at that date. The pro forma condensed consolidated statements of operations for the year ended December 31, 1995 and for the three-month period ended March 31, 1996 have been prepared assuming these transactions occurred January 1, 1995 and January 1, 1996, respectively. The condensed statements of operations also reflect the impact of reductions in force which have already been made related to these dispositions.

The pro forma information does not purport to represent the Company's actual results of operations if the transactions described above would have occurred at the beginning of the respective periods. In addition, the information may not be indicative of future results.

      Executone Information Systems, Inc. and Subsidiaries
         Pro Forma Condensed Consolidated Balance Sheet
                         March 31, 1996
                            Unaudited

(000s)                                Businesses    Pro Forma        EISI
                               EISI      Sold       Adjustments    Pro Forma
ASSETS
Current Assets:
 Cash and cash equivalents  $  6,280   $     0       $39,288  (a,b)  $45,568
 Accounts receivable, net     43,718   (18,303)       (1,000) (a)     24,415
 Inventories                  36,380   (16,625)       (4,000) (a)     15,755
 Prepaid expense and
       other current assets    4,587    (2,524)            0           2,063
     Total Current Assets     90,965   (37,452)       34,288          87,801

Property & Equipment, Net     18,781    (7,650)       (2,000) (a)      9,131

Intangibles, Net              19,990         0             0          19,990

Deferred Taxes                31,376         0       (14,937) (a,b)   16,439

Other Assets                   3,199      (981)        3,323  (a,b)    5,541
     Total Assets           $164,311  $(46,083)      $20,674        $138,902

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
 Accounts payable            $30,869  $ (7,201)      $     0         $23,668
 Deferred revenue and
         customer deposits    20,409   (19,564)            0             845
 Other current liabilities    18,714    (5,684)        1,728  (a,b)   14,758
     Tot. Current Liabilities 69,992   (32,449)        1,728          39,271

Long-Term Debt                28,879      (387)      (15,312) (b)     13,180

Long-Term Deferred Revenue     2,780    (2,494)            0             286
     Total Liabilities       101,651   (35,330)      (13,584)         52,737

Stockholders Equity:
 Common stock                    519         0             0             519
 Preferred stock               7,300         0             0           7,300
 Additional paid-in capital   79,716         0           100  (a)     79,816
 Retained earnings (deficit) (24,875)  (10,753)       34,158  (a,b)   (1,470)
     Total Stockholders' Eq.  62,660   (10,753)       34,258          86,165

     Total Liabilities and Stockholders'
         Equity             $164,311  $(46,083)     $ 20,674        $138,902


     (a)To reflect total proceeds of $65.5 million for the sale of all of the Company's direct sales and services offices, the videoconferencing division and the inmate calling business, estimated gain, net of audit, legal and other expenses directly related to the sales, and the impact of the utilization of net operating losses on the deferred tax asset.
     (b)To reflect the repayment of a portion of the Company's debt, primarily the revolving credit facility, using the
     proceeds from the sale.   Also, writeoff of related
     deferred debt issue costs.

      Executone Information Systems, Inc. and Subsidiaries
    Pro Forma Condensed Consolidated Statement of Operations
             Three-Month Period Ended March 31, 1996
                            Unaudited


(000s)                                 Businesses   Pro Forma       EISI
                            EISI          Sold     Adjustments    Pro Forma

Revenues                  $66,966      $(47,630)      $13,568  (a)  $32,904

Cost of Revenues           40,486       (31,582)       12,984  (a)   21,888
     Gross Profit          26,480       (16,048)          584        11,016

Operating Expenses:
 Product development
         and engineering    3,764             0             0         3,764
 Selling, general and
          administrative   26,274       (16,635)         (293) (c)    9,346
     Total Operating Exps. 30,038       (16,635)         (293)       13,110

Operating Income/(Loss)    (3,558)          587           877        (2,094)

Interest and Other Exp,Net    592             1          (890) (b)     (297)
Gain on Sale of Net Assets      0             0        42,342  (d)   42,342

Income/(Loss) Bef.Inc.Tax  (4,150)          586        44,109        40,545

Provision/(Benefit)
         for Income Taxes  (1,660)          234        19,644  (e)   18,218

Net Income/(Loss)         $(2,490)     $    352       $24,465       $22,327

Earnings/(Loss) Per Share $ (0.05)                                  $  0.42

Weighted Average Shares Outstanding
                           51,853                                    52,754


     (a)To addback revenue and cost impact of sales from Executone to the DSOs which originally were eliminated in consolidation.
     (b)To reflect the reduction of interest expense due to debt repayment using the sale proceeds and interest income generated by the investment of such net proceeds.
     (c) Impact of reduction in force associated with business dispositions.
     (d) To reflect net gains on dispositions of net assets.
     (e) To reflect the tax impact of pro forma adjustments at a 40% effective rate.

      Executone Information Systems, Inc. and Subsidiaries
    Pro Forma Condensed Consolidated Statement of Operations
                  Year ended December 31, 1995
                            Unaudited


(000s)                                Businesses    Pro Forma      EISI
                             EISI        Sold      Adjustments  Pro Forma (f)

Revenues                   $296,393   $(202,048)     $60,475 (a)   $154,820

Cost of Revenues            173,536    (129,678)      59,287 (a)    103,145
     Gross Profit           122,857     (72,370)       1,188         51,675

Operating Expenses:
 Product development
           and engineering   14,703           0            0         14,703
 Selling, general and
            administrtaive  100,520     (67,080)      (1,173) (c)    32,267
 Provision for restructuring
          and unusual items  44,042     (18,907)           0         25,135
     Total Operating Exps.  159,265     (85,987)      (1,173)        72,105

Operating Income/(Loss)     (36,408)     13,617        2,361        (20,430)

Interest and Other Exps.,Net  2,813        (236)      (4,061)  (b)   (1,484)
Gain on Sale of Net Assets        0           0       42,342   (d)   42,342

Income/(Loss) Bef.Inc.Taxes (39,221)     13,853       48,764         23,396

Provision/(Benefit) for
              Income Taxes   (2,287)     (1,236)      21,506   (e)   17,983

Net Income/(Loss)          $(36,934)   $ 15,089      $27,258       $  5,413

Earnings/(Loss) Per Share  $  (0.79)                               $   0.11

Weighted Average Shares Outstanding
                             46,919                                  49,148


     (a)To addback revenue and cost impact of sales from Executone to the DSOs which originally were eliminated in consolidation.
     (b)To reflect the reduction of interest expense due to debt repayment using the sale proceeds and interest income generated by the investment of such net proceeds.
     (c)Impact of reduction in force associated with business dispositions.
     (d) To reflect net gains on dispositions of net assets.
     (e) To reflect the tax impact of pro forma adjustments at a 40% effective rate.
     (f) Refer to "Forward-Looking Statements" in Item 2.

                           SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                    EXECUTONE INFORMATION SYSTEMS, INC.


                      By:__________________________________
                            Anthony R. Guarascio
                            Vice President, Finance and
                            Chief Financial Officer


Date:   June 15, 1996

                          EXHIBIT INDEX


Exhibit
Number         Document

     2 Asset Purchase Agreement by and among Tone Holdings, Inc. and Tone Acquisition Corporation, Executone Network Services, Inc. and Executone Information Systems, Inc. dated as of April 9, 1996 and Amendment No. 1 to Asset Purchase Agreement dated as of May 31, 1996, by and among Clarity Telecom Holdings, Inc. (formerly known as Tone Holdings, Inc.), Clarity Telecom, Inc. (formerly known as Tone Acquisition Corporation), Executone Network Services, Inc. and Executone Information Systems, Inc. Incorporated by reference to the Registrant's Annual Report on Form 10-K/A for the year ended December 31, 1995.